FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE FOURTH QUARTER
                      EARNINGS RELEASE ON JANUARY 26, 2005;
           CONFERENCE CALL SET FOR JANUARY 27, 2005 AT 10:00 A.M. (ET)


PITTSFIELD, Mass.-(Business Wire)-January 11, 2005 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it will issue its earnings release for the quarter ended December 31, 2004 at approximately 4:15 P.M. eastern time on Wednesday, January 26, 2005.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Thursday, January 27, 2005. President and Chief Executive Officer, Michael P. Daly and Chief Financial Officer, Wayne F. Patenaude will discuss highlights of the Company's fourth quarter and full year 2004 financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #1628; Conference ID #132928
                                    (Both are needed to access the Replay)
         Replay Dates:              January 27, 2005 at 1:00 P.M. (ET) through
                                    February 3, 2005 at 4:00 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11 branch offices serving communities throughout Berkshire County and a representative office and one branch in New York. The Bank is committed to continuing operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

                                       ###

Berkshire Hills Bancorp, Inc.
Media and Investor Contact:

Rose A. Borotto
413-236-3144
rborotto@berkshirebank.com
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